Exhibit 10.10

Agreement No.: PS20-078

Certain identified information marked with “[***]” has been omitted from this document because it is both (i) not material and (ii) the type that the registrant treats as private or confidential.

SETTLEMENT AGREEMENT

This settlement agreement (the “Agreement”) is between

Volvo Car Corporation, Reg. No. 556074-3089, a corporation organized and existing under the laws of Sweden (“Volvo Cars”), and

Polestar Performance AB, Reg. No. 556653-3096, a corporation organized and existing under the laws of Sweden (“Polestar”).

BACKGROUND

A.	A dispute has arisen between the Parties relating to the following (the “Dispute”):

The Parties have entered into a Car Model Assignment and License Agreement dated 31 October 2018 (the “Car Model Assignment and License Agreement”), under which Volvo Cars develops, assigns and licenses certain intellectual property for ‘Polestar 2 vehicles to Polestar.

The Parties recognize that:

I.       [***]

II.      [***]

III.      [***]

B.	Polestar has requested that Volvo Cars covers the costs related to the delays and defects listed in Appendix 1.

C.

The Parties have conducted settlement negotiations for the purpose of reaching an amicable solution and have now agreed on terms for the full and final settlement of the Dispute and wish to record those terms of settlement, on a binding basis, in this Agreement.

AGREEMENT

1.	DEFINITIONS

Front page definitions. The terms Agreement, Volvo Cars, Polestar, Dispute and Car Model Assignment and License Agreement shall have the meaning as set out on the first page of this Agreement.

Confidential Information means any and all non-public information regarding the Parties and their respective businesses, whether commercial or technical, in whatever form or media, including but not limited to the existence, content and subject matter of this Agreement and the substance of all negotiations in connection with it that a Party learns from or about the other Party prior to or after the execution of this Agreement.

Disclosing Party means the Party disclosing Confidential Information to the Receiving Party.

Parties means Volvo Cars and Polestar and Party means either Volvo Cars or Polestar.

Receiving Party means the Party receiving Confidential Information from the Disclosing Party.

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Steering Committee means the Volvo Polestar Financial Status Meeting, and the participants are Volvo Cars Head of Owner’s Controlling and Related Party Business ([***]) and Polestar Head of Finance ([***]). The Steering Committee shall be the first level of governance forum established by the Parties for handling the cooperation between them in respect of various matters.

Strategic Board means the so-called Volvo Polestar Executive Meeting. The Strategic Board shall be the highest level of governance forum established by the Parties for handling the cooperation between them in respect of various matters.

Third Party means a party other than any of the Parties.

2.	EFFECT OF THIS AGREEMENT

2.1	The Parties hereby agree that this Agreement shall, when duly signed by both Parties, be fully and effectively binding on them.

3.	SETTLEMENT

3.1	Volvo Cars shall compensate Polestar for the quality defects and delays set forth in Appendix 1 of this Agreement with amount of [***]. The amount is exclusive of VAT.

3.2	Volvo Cars shall not compensate Polestar for the alleged negative business impact of related to the delayed features and quality defects.

3.3	Except as provided for in this Agreement, the Car Model Assignment and License Agreement shall continue to apply without any changes.

3.4

All claims connected to the Dispute that Volvo Cars may have and may enforce towards Third Parties and all proceeds from such claims shall belong to Volvo Cars only. Polestar will be solely and completely satisfied with the payment made under this Agreement. However, Polestar shall, upon Volvo Cars’ request, support Volvo Cars in all recovery actions against Third Parties to the same extent as in recovery actions for its own account, e.g. by providing Volvo Cars with all information and evidence relevant for recovery actions.

4.	PAYMENT

4.1	Polestar shall invoice to Volvo Cars the total settlement sum of [***] within 30 calendar days after this Agreement has been signed by both Parties.

4.2	The invoice issued by Polestar shall be send directly and only to VP Group Reporting & Controlling

4.3	The invoice and payment shall be made in the currency: SEK.

4.4	Volvo Cars shall pay the invoiced amount within 30 calendar days after the invoice date.

4.5

Payment made later than the due date will automatically be subject to interest for late payments for each day it is not paid and the interest shall be based on the one month applicable interbank rate, depending on invoice and currency, with an addition of two per cent (2.0%) per annum.

5.	RELEASE

5.1	Subject to payment in accordance with Section 4 above, this Agreement is the full and final

Agreement No.: PS20-078

settlement of, and each Party on behalf of itself and its subsidiaries (for the avoidance of doubt, Polestar is not being considered a subsidiary of Volvo Cars) and their respective directors, officers, successors hereby releases and forever discharges, all actions, claims, rights, demands and set-off that it ever had, may have or hereafter can, shall or may have against the other Party on behalf of itself and its subsidiaries and their respective directors, officers, successors arising out of or connected with the Dispute (the “Released Claims”).

5.2	For the avoidance of doubt, this Agreement shall only cover the Dispute and not any other outstanding deliveries or obligations under any agreement between the Parties.

6.	COSTS

6.1	The Parties shall each bear their own legal costs and expenses in relation to the Dispute and this Agreement.

7.	WARRANTYIES AND AUTHORITY

7.1

Each Party warrants and represents that it has not sold, transferred, assigned or otherwise disposed of its interest in the Released Claims. Each Party also warrants and represents that it has the full right, power and authority to enter into this Agreements.

8.	NO ADMISSION

8.1

This Agreement is entered into in connection with the compromise of disputed matters and in the light of other considerations. It is not, and shall not be represented or construed by the Parties as, an admission of liability or wrongdoing on the part of either Party to this Agreement or any other person or entity.

9.	CONFIDENTIAL INFORMATION

9.1	The Parties shall take any and all necessary measures to comply with the security and confidentiality procedures of the other Party.

9.2

All Confidential Information shall only be used for the purposes comprised by the fulfilment of this Agreement. Each Party will keep in confidence any Confidential Information obtained in relation to this Agreement and will not divulge the same to any Third Party, unless the exceptions specifically set forth below in this Section 9.2 below apply or when approved by the other Party in writing, and with the exception of their own officers, employees, Consultants or sub-contractors with a need to know as to enable such personnel to perform their duties hereunder. This provision will not apply to Confidential Information which the Receiving Party can demonstrate:

(a)	was in the public domain other than by breach of this undertaking, or by another confidentiality undertaking;

(b)	was already In the possession of the Receiving Party before its receipt from the Disclosing Party,-

(c)	is obtained from a Third Party who is free to divulge the same; or

(d)	is required to be disclosed by mandatory law, court order, lawful government action or applicable stock exchange regulations.

9.3

The Receiving Party shall protect the disclosed Confidential information by using the same degree of care, but no less than a reasonable degree of care, as the Receiving Parts uses to protect its own Confidential Information of similar nature, to prevent the dissemination to Third

Agreement No.: PS2O-O78

Parties or publication of the Confidential Information. Further, each Party shall ensure that its employees and consultants are bound by a similar duty of confidentiality and that any subcontractors taking part in the fulfilment of that Party’s obligations hereunder, enters into a confidentiality undertaking containing in essence similar provisions as those set forth in this Section 9.

9.4

Any tangible materials that disclose or embody Confidential Information should be marked by the Disclosing Party as “Confidential,” “Proprietary” or the substantial equivalent thereof. Confidential Information that is disclosed orally or visually shall be identified by the Disclosing Party as confidential at the time of disclosure, With subsequent confirmation in writing within 30 days after disclosure. However, the lack of marking or subsequent confirmation that the disclosed information shall be regarded as “Confidential”, “Proprietary” or the substantial equivalent thereof does not disqualify the disclosed information from being classified as Confidential Information.

9.5

If any Party violates any of its obligations described in this Section 8, the violating Party shall, upon notification from the other Party, (i) immediately cease to proceed such harmful violation and take all actions needed to rectify said behavior and (ii) financially compensate for the harm suffered as determined by an arbitral tribunal pursuant to Section 11.2 below. All legal remedies (compensatory but not punitive in nature) according to law shall apply.

9.6	This confidentiality provision shall survive the expiration or termination of this Agreement without limitation in time.

10.	GOVERNING LAW

10.1	This Agreement and all non-contractual obligations in connection with this Agreement shall be governed by the substantive laws of Sweden without giving regard to its conflict of laws principles.

11.	DISPUTE RESOLUTION

11.1	Escalation principles.

11.1.1

In case the Parties cannot agree on a joint solution for handling disagreements or disputes, a deadlock situation shall be deemed to have occurred and each Party shall notify the other Party hereof by the means of a deadlock notice and simultaneously send a copy of the notice to the Steering Committee. Upon the receipt of such a deadlock notice, the receiving Party shall within ten days of receipt, prepare and circulate to the other Party a statement setting out its position on the matter in dispute and reasons for adopting such position, and simultaneously send a copy of its statement to the Steering Committee, Each such statement shall be considered by the next regular meeting held by the Steering Committee or in a forum meeting specifically called upon by either Party for the settlement of the issue.

11.1.2

The members of the Steering Committee shall use reasonable endeavours to resolve a deadlock situation in good faith. As part thereof, the Steering Committee may request the Parties to in good faith develop and agree on a plan to resolve or address the breach, to be presented for the Steering Committee without undue delay. If the Steering Committee agrees upon a resolution or disposition of the matter, the Parties shall agree in writing on terms of such resolution or disposition and the Parties shall procure that such resolution or disposition is fully and promptly carried into effect.

11.1.3	If the Steering Committee cannot settle the deadlock within 30 days from the deadlock notice

Agreement No.: PS20-078

pursuant to the section above, despite using reasonable endeavours to do so, such deadlock will be referred to the Strategic Board for decision. If no Steering Committee has been established between the Parties, the relevant issue shall be referred to the Strategic Board. Should the matter not have been resolved by the Strategic Board within 30 days counting from when the matter was referred to them, despite using reasonable endeavours to do so, the matter shall be resolved in accordance with Section 11.2 below.

11.1.4

All notices and communications exchanged in the course of a deadlock resolution proceeding shall be considered Confidential Information of each Party and be subject to the confidentiality undertaking in Section 9 above.

11.1.5

Notwithstanding the above, the Parties agree that either Party may disregard the time frames set forth in this Section 11.1 and apply shorter time frames and/or escalate an issue directly to the Strategic Board in the event the escalated issue is of an urgent character and where the applicable time frames set out above are not appropriate.

11.2	Arbitration.

11.2.1

Any dispute, controversy or claim arising out of or in connection with this Agreement, or the breach, termination or invalidity thereof, shall be finally settled by arbitration in accordance with the Arbitration Rules of the Arbitration Institute of the Stockholm Chamber of Commerce, whereas the seat of arbitration shall be Gothenburg, Sweden, the language to be used in the arbitral proceedings shall be English, and the arbitral tribunal shall be composed of three arbitrators.

11.2.2

Irrespective of any discussions or disputes between the Parties, each Party shall always continue to fulfil its undertakings under this Agreement unless an arbitral tribunal or court (as the case may be) decides otherwise.

11.2.3

In any arbitration proceeding, any legal proceeding to enforce any arbitration award, or any other legal proceedings between the Parties relating to this Agreement, each Party expressly waives the defence of sovereign immunity and any other defence based on the fact or allegation that it is an agency or instrumentality of a sovereign state. Such waiver includes a waiver of any defence of sovereign immunity in respect of enforcement of arbitral awards and/or sovereign immunity from execution over any of its assets.

11.2.4	All arbitral proceedings as well as any and all information, documentation and materials in any form disclosed in the proceedings shall be strictly confidential.

12. GENERAL PROVISIONS

12.1 Notices. All notices and other communications under this Agreement will be in writing and in English and must be delivered by personal delivery, email transmission or prepaid overnight courier using an internationally recognized courier service at the following addresses (or at such other address as any Party may provide by notice in accordance with this Section 12.1):

(a)	To Volvo Cars:

Volvo Car Corporation

Attention: [***] 50419 Owner’s Controlling and Related Party Business SE-405-31

Gothenburg, SWEDEN

Email: [***]

Agreement No.: PS20-078

With a copy not constituting notice to:

Volvo Car Corporation

Attention: General Counsel, 50090 Group Legal and Corporate Governance

SE-405-31 Gothenburg, SWEDEN

Email: legal@volvocars.com

(b)	To Polestar:

Polestar Performance

Attention: [***]

SE-405 31 Gothenburg, SWEDEN

Email: [***]

With a copy not constituting notice to:

Polestar Performance

Attention: Legal Department

SE-405 31 Gothenburg, SWEDEN

Email: legal@polestar.com

All notices and shall be effective upon receipt, which shall be deemed to have occurred:

(a)	at the time and on the date of personal delivery;

(b)	if sent by e-mail, at the time and on the date indicated on a confirmation of receipt relating to such e-mail;

(c)	at the time and on the date of delivery if delivered by courier as confirmed in the records of such courier service; or

(d)

at such time and date as delivery by personal delivery or courier is refused by the addressee upon presentation, in each case provided that such receipt occurred on a business day at the location of receipt. A written notice sent by e-mail will be deemed to have been duly given, only if the recipient has confirmed receipt of such e-mail within three business days calculated from the time of sending such e-mail. An automatic e-mail reply shall not be construed as a confirmation hereunder.

12.2	No Third Party Beneficiaries. This Agreement does not confer any benefits on any third party.

12.3	Announcements. Neither Party may make any public statement regarding this Agreement without the other Party’s written approval.

12.4	Entire agreement. This Agreement states all terms agreed between the Parties and supersedes all other agreements between the Parties relating to its subject matter.

12.5

Amendment and Waiver. No amendment of this Agreement will be effective unless it is in writing and signed by both Parties. A waiver of any default is not a waiver of any later default and will not affect the validity of this Agreement.

12.6	Relationship. The Parties are independent contractors. This Agreement does not create any agency, partnership or joint venture between the Parties.

Agreement No.: PS20-078

12.7	Assignment. Neither Party may assign any rights or delegate any obligations under these terms without the other Party’s written consent.

12.8

Severability. Unenforceable terms of this Agreement will be modified to reflect the Parties’ intention and only to the extent necessary to make them enforceable. The other terms will remain in effect without change.

12.9	Counterparts. The parties may execute this Agreement in counterparts, including electronic copies, which taken together will constitute one instrument.

[SIGNATURE PAGE FOLLOWS]

Agreement No.: PS20-078

This Agreement has been signed in 2 originals, of which the Parties have received 1 each.

VOLVO CAR CORPORATION AB		POLESTAR PERFORMANCE AB

By:	/s/ Per Ansgar	By:	/s/ Dennis Nobelius

Printed Name: Per Ansgar	Printed Name: Dennis Nobelius

Title:	VP Group Reporting & Controlling	Title:	COO
Date:	22 Dec. 2020	Date:	23/12-2020

By:	/s/ Maria Hemberg	By:	/s/ Ian Zhang

Printed Name: Maria Hemberg	Printed Name: Ian Zhang

Title:	General Counsel	Title:	CFO
Date:	22 Dec. 2020	Date:	23/12-2020

Agreement No.: PS20-078

Appendix	1

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